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                                                                 EXHIBIT 8(b)(i)

                  FIRST AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, Van Eck Investment Trust, and Van Eck Associates Corporation (collectively, the "Parties").

     WHEREAS, the Parties executed a participation agreement dated August 31, 1994 (the "Participation Agreement"), governing how shares of Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts') offered by Insurance Company through certain separate accounts (the "Separate Accounts").

     WHEREAS, Section 17 of the Participation Agreement requires the Parties to share certain information with California Insurance regulators;

     WHEREAS, states other than California require access to such information before one can sell such insurance within their borders;

     WHEREAS, the parties have agreed that it is in their interests to make such information available to states which require it;

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     1. The Participation Agreement is hereby amended by substituting for the first sentence of Section 17 the following amended sentence:

                    Each party hereto agrees to furnish any state
               insurance regulatory agency with any information or reports in connection with services provided under this Agreement which such agency may request in order to ascertain whether the insurance operations of Insurance Company are being conducted in a manner consistent with the state's insurance regulations and any other applicable law and regulations.
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     Executed this __ day of February, 1995.


                                       SECURITY LIFE OF DENVER INSURANCE COMPANY


Attest:    /s/                     By: /s/
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                                       VAN ECK INVESTMENT TRUST

Attest:    /s/                     By: /s/
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                                       VAN ECK ASSOCIATES CORPORATION

Attest:    /s/                     By: /s/
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